UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

BEMAX INC.

(Exact name of issuer as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

625 Silver Oak Drive

Dallas, GA 30132

(404) 480-8372

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

EastBiz Inc.

5348 Vegas Dr.

Las Vegas, NV 89108

Tel: (702)871-8678 Fax: (702)387-3827

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

5190	46-554081
Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

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PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION, DATED NOVEMBER ----, 2022

BEMAX INC.

MAXIMUM OFFERING AMOUNT: $5,000,000

This is a public offering of up to 1,000,000,000 shares of Common Stock of Bemax Inc. at a price of $0.005 for a maximum of $5,000,000.

The end date of the offering will be exactly 365 days from the date the Offering Circular is approved by the Attorney General of the state of New York (unless extended by the Company, in its own discretion, for up to another 90 days).

Our Common Stock currently trades on the OTC Pink market under the symbol “BMXC” and the closing price of our Common Stock on November 29, 2022 was $0.01. Our Common Stock currently trades on a sporadic and limited basis.

Please be advised that due to the ownership of super voting rights by our management team in the form of Preferred Shares, your voting rights as a common shareholder will be substantially limited.

We are offering our shares without the use of an exclusive placement agent. However, the Company reserves the right to retain one. The proceeds will be disbursed to us, and the purchased shares will be disbursed to the investors.

We expect to commence the sale of these shares within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified by the Securities and Exchange Commission.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Common Stock by the Company.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Common Stock under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price will be based on the price at which the Common Stock are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Our Board of Directors used its business judgment in setting a value of $0.005 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

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THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The date of this Offering Circular is November , 2022.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward- looking statements.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

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SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to [Company]

Our Company

Bemax Inc. (the “Company”) was founded in Nevada on November 28, 2012 as a distribution company to export and distribute Disposable Baby Diapers from US and Canada to Europe and South Africa. At formation, the principal operations of the Company were to distribute its own private label Disposable Baby Diapers to wholesalers and retailers in Europe and South Africa. In September of 2015, the Company launched its first private label of Disposable Baby Diaper of Mother’s Hugs. In 2017, the Company commenced online sales of its private label brand of Disposable Baby Diapers at www.bemaxinc.com/webstore.

In April of 2018, the Company filed for trademark with the U.S. Patent and Trademark Office for its private label brand of Mother’s Touch Disposable Baby Diaper and received trademark registration in December of 2018. In 2021, the Company introduced its private label brand of Modenna Disposable Baby Diapers.

Effective June 30, 2015, the Company effectuated 50 shares for 1 share forward stock split which increased the number of outstanding shares from 5,000,000 to 250,000,000. Effective June 4, 2021, the Company effectuated a 1 share for 7,000 shares reverse stock split which reduced the number of outstanding shares of common stock from 1,624,861,767 to 232,123 at the effective date. On June 13, 2021, pursuant to the Company’s Series B Certificate of Designation, the Company’s director, Taiwo Aimasiko converted 240,000 Series B Preferred shares to 6,000,000 restricted Common Stock. Effective June 24, 2021, the Company amended its Articles of Incorporation to reduce the number of authorized shares from 2,300,000,000 to 800,000,000. On July 29, 2021, the Company amended its Articles of Incorporation to increase the number of authorized shares from 800,000,000 to 2,800,000,000.

Sales Promotional Program

As part of our integration effort, and as a way of increasing the sales of products outside of both the existing wholesale distribution network and the online platform, the Company set up a reseller’s program that support distributors and resellers expand their customer and distribution base. Working closely with each reseller, Bemax will create tailored incentive programs that deliver results across a diverse range of global customers of the Company’s private label brands of Disposable Baby Diapers.

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THE OFFERING

Common Stock we are offering	Maximum offering of 1,000,000,000 shares at $0.005 per share for a sum total of $5,000,000

Common Stock outstanding before this offering	745,407,205 Common Stock, par value $0.0001

Use of Proceeds	The funds raised per this offering will be utilized to covert he costs of this offering and to provide working capital to introduce new private label of Disposable Baby Diapers and Sanitary pad, purchase a disposable diaper production machines, and marketing our products. See “Use of Proceeds” for more details.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Common Stock

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, although the Company may choose to engage a placement agent at its sole discretion. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the states of New York and Colorado. However, in the event that management is unsuccessful in raising the required funds in New York and Colorado, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

Risk Related to our Company and our Business

We may require additional funds in the future to achieve our current business strategy and our inability to obtain funding may cause our business to fail.

We may need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We have a limited operating history in our new business lines that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable, and we may not be able to generate sufficient revenue to develop as we have planned.

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We were incorporated in the State of Nevada in 2012. We have no significant assets or financial resources at this time. Although our management is experienced in operating private label development of disposable baby diaper, the shift of our business into brick and mortar locations is very limited. The likelihood of our success must be considered in light of the expenses and difficulties in development of customers nationally and internationally, and keeping customers and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history, we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you will likely lose your investment.

We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $3,474,125. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find enough buyers of Disposable Baby Diapers in locally and internationally and earn profits from distributing and exporting Disposable Baby Diapers. We cannot guarantee that we will be successful in generating revenues and profits in the future. Failure to generate revenues and profits will cause us to suspend or cease operations. If this happens, you will likely lose all of your investment.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a limited operating history in the private label disposable diaper industry. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. We base our current and future expense levels on our operating forecasts and estimates of future net sales. Net sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Some of our expenses are fixed, and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. This inability could cause our net income in a given quarter to be significantly lower than expected.

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we

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may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	Demand for our products;

●	Our ability to obtain and retain existing customers or encourage repeat purchases;

●	Our ability to manage our product inventory;

●	General economic conditions;

●	Advertising and other marketing costs;

●	Costs of creating and expanding product lines.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our business can be affected by currency rate fluctuation.

If the Euro or South African Rand decline against the US Dollar, the price for Disposable Baby Diapers will become very high for European and South African purchasers and they may switch to other suppliers of Disposable Diapers.

Our continued operations depend on the market’s acceptance of the Disposable Baby Diaper brand or brands we will sell. If the market does not find our products desirable and we cannot establish a customer base, we may not be able to generate revenues which will likely result in a failure of our business and a total loss of your investment in our shares.

The ability to offer Disposable Baby Diaper brand or brands that the market accepts and is willing to purchase is critically important to our success. We cannot be certain that the Disposable Baby Diaper brand or brands we will sell will be accepted by the marketplace. As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our product and marketing efforts and pursue alternative or complementing revenue generating services in the future.

Our future success is dependent, in part, on the performance and continued service of our President and CEO. Without her continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of our President and CEO. The loss of her services would delay our business operations substantially.

Our current officer and sole director do not have experience in the online retail or marketing.

Although our officer and sole director has extensive business experience, she does not have extensive experience in the online retail business. Therefore, without industry-specific experience, her business experience may not be enough to effectively start-up and maintain online product sales. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

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Because we will export our product overseas, we can be affected by disruptions in delivery.

We will export Disposable Baby Diapers t overseas. Because we intend to export Disposable Baby Diapers and deliver them directly to our customers, we believe that disruptions in shipping deliveries may affect us. Deliveries of Disposable Baby Diapers to our customers may be disrupted through factors such as:

(1)	raw material shortages, work stoppages, strikes and political unrest;

(2)	problems with ocean shipping, including work stoppages and shipping container shortages;

(3)	increased inspections of import shipments or other factors causing delays in shipments; and

(4)	economic and public health crises, international disputes and wars.

Because our sole officer and director has other business interests, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our sole officer and director, Taiwo Aimasiko, will only be devoting limited time to our operations. Ms. Aimasiko intends to devote 35% of her business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Taiwo Aimasiko from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Aimasiko may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

Our current CEO and sole Director, Taiwo Aimasiko, beneficially owns approximately or has the right to vote 100% Series C Preferred Stock, which counts for more than 80% of the total voting rights of the Common Stock. As a result, she has a substantial voting power in all matters submitted to our stockholders for approval; she will make and control corporate decisions that may be disadvantageous to minority shareholders.

Ms. Aimasiko will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Aimasiko may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Our growth will place significant strains on our resources.

The Company is currently in the exploration stage, with only limited operations, and has generated limited revenue since beginning work on the new lines of business. The Company’s growth, if any, is expected to place a significant strain on the Company’s managerial, operational and financial resources. Moving forward, the Company’s systems, procedures or controls may not be adequate to support the Company’s operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company’s future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company’s business, results of operations and financial condition will be adversely affected.

As a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our directors and other future personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an OTC Markets

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alternative reporting company, will be costly as an external third-party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Trading price in our shares of common stock fluctuates significantly and stockholders may have difficulty reselling their shares.

As of the date of this Offering Circular our common stock trades on via the Pink Sheets, we expect a volatility associated with our shares in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) competing technological innovations by manufacturers of Disposable Baby Diapers or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

Risks Related to Our Business and Industry

The online retail sales for disposable diaper products are an intensely competitive market.

While there is evidence of strong consumer appeal, we cannot assure you that consumers will continue to embrace using our products. We face significant competition from others in this industry. The disposable diaper market is highly fragmented with smaller companies offering products to large and multi-national retail outlets and corporations, which have large, integrated manufacturing lines. These large corporations can produce more products. There are many friendly competitors that may not compete directly with our operations but supply us or provide source product for our end product. These companies may in turn help our competitors by providing the same source product for their products.

There are many online retailers for disposable baby diaper products both privately held and publicly traded today. Many have greater financial resources than our company and to the extent we compete directly with any given company with said greater financial resources; we may be at a disadvantage.

We may not be able to compete successfully against current and future competitors.

Many of our competitors have financial resources that extend far beyond ours, which may adversely affect our ability to compete. We cannot make any assurances to you that we will be successful in our business endeavors if we (a) are unable to compete with a competitor, (b) lose our ability to source private label brands of disposable baby diaper products, (c) are unable to raise sufficient funds to compete against others, (d) lose our employees to a competitor, or (e) lose advantages over our product offerings against a superior competitor due to price, branding, marketing, and/or distribution power.

Negative media coverage on our industry may adversely affect our business and the value of our common stock.

While we strive to develop and distribute high quality disposable diaper products, there have been reports of misrepresentation, and counterfeiting relating the disposable diaper industry. Our business may diminish or be adversely affected by the negative publicity affecting our industry as a whole, which would in turn negatively affect the value of our common stock. Future media coverage or administrative investigations may further damage the reputation of our industry, which may harm our reputation and the value of our common stock.

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Economic conditions in the U.S. and international markets could adversely affect our business and financial results.

As a retailer that is dependent upon consumer discretionary spending, our results of operations will be sensitive to changes in or uncertainty about macro-economic conditions. Our customers may have less money for discretionary purchases and may stop or reduce their purchases of our products or trade down to competitors' lower priced products as a result of job losses, foreclosures, bankruptcies, increased fuel and energy costs, higher interest rates, inflation, higher taxes, reduced access to credit, economic uncertainty and potential negative impacts relating to federal economic policy changes and recent international trade disputes. These factors may also result in a general downturn in the disposable diaper industry. Decreases in customer traffic and/or average value per transaction will negatively impact our financial performance as reduced revenues without a corresponding decrease in expenses result in sales de-leveraging, which creates downward pressure on margins and also negatively impacts comparable store sales, net revenues, operating income and earnings per share. There is also a risk that if negative economic conditions or uncertainty persist for a long period of time or worsen, consumers may make long-lasting changes to their discretionary purchasing behavior, including less frequent purchases on a more permanent basis.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of

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our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high- pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	our issuance of additional securities, including debt or equity or a combination thereof;

●	announcements of technological innovations or new products by us or our competitors;

●	loss of any strategic relationship;

●	industry developments, including, without limitation, changes in healthcare policies or practices;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results; and

●	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 2,800,000,000 shares of Common Stock. We have issued and outstanding, as of the date of this prospectus, 745,402,205 shares of Common Stock. We have issued and outstanding preferred shares of 160,100,081. Our board may generally issue shares of Common Stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of Common Stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

The subscription agreement for the purchase of common stock from the Company contains an exclusive forum provision, which will limit investors’ ability to litigate any issue that arises in connection with the offering anywhere other than the state and Federal courts in Florida.

The subscription agreement states that it shall be governed by the local law of the State of Texas and the United States, and the parties consent to the exclusive jurisdiction of the state and Federal courts in Texas. They will not have the benefit of bringing a lawsuit in a more favorable jurisdiction or under more favorable law than the local law of the State of Texas. Moreover, we cannot provide any certainty as to whether a court would enforce such a provision. The combination of both potentially unfavorable forum and the lack of certainty regarding enforceability poses a risk regarding litigation related to the subscription to this Offering and should be considered by each investor before signing the subscription agreement.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential

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market price. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if the Common Stock price appreciates.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $50,000. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($2,500,000), 50% of the Maximum Offering proceeds raised ($5,000,000), 75% of the Maximum Offering proceeds raised ($7,500,000) and the Maximum Offering proceeds raised of $ $10,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

The Company intends to use the proceeds from this offering as follows:

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Office	$ 20,625	$ 41,250	$ 61,875	$ 82,500
Equipment	$ 230,000	$ 460,000	$ 690,000	$ 900,000
Marketing	$ 375,000	$ 700,000	$ 1,100,000	$ 1,500,000
Private Label Cost	$ 53,125	$ 106,250	$ 159,375	$ 212,500
Travel & Accommodation	$ 25,625	$ 51,250	$ 76,875	$ 102,500
Public Company Expenses	$ 20,000	$ 40,000	$ 50,000	$ 60,000
Inventory	$ 425,000	$ 950,000	$ 1,425,000	$ 1,900,000
Professional Fees	$ 23,125	$ 46,250	$ 69,375	$ 92,500
Retail Consultancy Cost	$ 27,500	$ 55,000	$ 67,500	$ 100,000
TOTAL	$ 1,200,000	$ 2,450,000	$ 3,700,000	$ 4,950,000

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our Common Stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.05 per share. The numbers are based on the total issued and outstanding shares of Common Stock as of November 10, 2022.

	25%	50%	75%	100%
Net Value	5,000,000	3,750,000	2,500,000	1,250,000
# Total Shares	1,000,000,000	750,000,000	500,000,000	250,000,000
Net Book Value Per Share	0.01	0.01	0.01	0.01
Increase in NBV/Share	0.01	0.01	0.01	0
Dilution to new shareholders	0.00	0.00	0.00	0.00
Percentage Dilution to New	0%	0%	0%	0%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

Bemax Inc. was incorporated on November 28, 2012.

Revenues

For the year ended May 31, 2022, we earned $29,320 of revenue compared to $75,492 for the year ended May 31, 2021, a decrease of $46,172 or 61%. During the three months ended February 28, 2022, and February 29, 2021 we generated $0 and $44,180 of revenue, respectively. We currently earn revenue from the distribution of our private label disposable diapers.

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Operating Expenses

During the year ended May 31, 2022, we incurred $12,000 of management fees compared to $12,000 for the year ended May 31, 2021.

During the year ended May 31, 2022, we incurred $211,971 of general and administrative expenses (“G&A”) compared to $42,262 of G&A expense for the year ended May 31, 2021, an increase of $169,709, or 500.02%. The increase in 2022 can be attributed to increased operational costs as well as additional OTC, State fee, and professional fees.

Other expense

During the year ended May 31, 2022, we incurred $0 of interest expense compared to $36,665 for the year ended May 31, 2021.

Net Loss

Our net loss for the year ended May 31, 2022 was $258,630 compared to a net loss of $82,325 for the year ended May 31, 2021. The increase in our net loss is due to our increased expenses as discussed above.

Liquidity and Capital Resources

As of May 31, 2022 the Company had cash on hand of $7,783 compared to $268 at the as of May 31, 2021. As of August 31, 2022, the Company had cash on hand of $3,559 compared to $2,188 for the three months ended August 31, 2021.

The Company requires capital for its contemplated operational and marketing activities. We will be required to raise additional funds, having been unable to date to generate positive cash flow as a result of operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through equity financing, debt and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

Operating Activities

For the year ended May 31, 2022, we used $263,971 of cash in operating activities compared to $54,262 provided by operating activities for the year ended May 31, 2021.

Financing Activities

For the year ended May 31, 2022, we received $333,165 of cash from financing activities compared to using $23,500 in the year ended May 31, 2021

Going Concern

The Company sustained continued operating losses during the years ended May 31, 2022 and May 31, 2021. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern. The Company has had minimal revenue and has an accumulated deficit of $3,732,755 as of May 31, 2022.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

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Critical Accounting Policies and Estimates

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all of these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

We recognize revenue on arrangements in accordance with FASB ASC No. 606, “Revenue Recognition”. In all cases the Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Use of Estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

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BUSINESS

Bemax Inc. (hereinafter referred to as “us,” “our,” “we,” the “Company” or “Bemax”) was incorporated in the State of Nevada on November 28, 2012. We are actively pursuing opportunities in the rapidly growing global consumer staples and household products Industries. Bemax markets and distributes household products of companies positioned to make a significant impact within the consumer staples market. We currently distribute private label disposable baby diaper to retailers and final users across the United States and Canada, and export disposable baby diapers to other parts of the world including United Kingdom and Africa. We maintain our statutory registered agent's office at 5348 Vegas Drive, Las Vegas, NV 89108. Our telephone number is 404-480-8372.

Product

We distribute Disposable Baby Diapers from North America to distributors to the global emerging markets. Disposable Baby Diapers have become a widely used alternative disposable material for parents of babies and children not toilet trained. Disposable Baby Diapers is a kind of underwear that allows a baby/child to defecate or urinate in a discreet manner. Diapers are made of synthetic disposable materials. Disposable diapers contain absorbent chemicals and are thrown away after use. Disposable diapers are primarily worn by children who are not yet potty trained or experience bedwetting. Disposable Baby Diapers are constructed in three layers, an inner layer that sits against a baby’s skin is designed to be soft, stay relatively dry, and wick away moisture into the core. The absorbent core is designed to pull moisture in and trap it to keep wetness away from the baby to avoid rashes. The outer layer is waterproof to prevent leaks.

Below is a list of advantages of Disposable Baby Diapers compared to cloth diapers. (Cloth diapers are composed of layers of fabrics such as cotton, hemp, or microfiber and can be washed and reused multiple times)

- Disposable Baby Diapers are ultra-absorbent. The disposable diapers will hold over 3 times their weight in water. The inner layer keeps wetness away from the skin, and prevent leaks.

- Convenient and easy to change. Disposable Baby Diapers come with straps attached to the back panel that fasten in front. Disposable diapers have built in ready to use straps made of Velcro that make securing the diapers much easier and quicker. They come in a variety of sizes which fit babies as they grow and mature.

Furthermore, disposable diapers are more convenient when travelling and when used in a group setting.

- Color change indicators. Disposable Baby Diapers are not only functional, they include advanced features such as special sizing and coloring for specific gender and age, color indicators to show when the child is wet, and re-attachable Velcro-type closures.

History of Disposable Baby Diapers

The need for a baby diapers dates as far back as the history of mankind (and more realistically), the history of women. Adam and Eve had a need for a baby diapers, as much as Mr. and Mrs. Smith of today, no matter how pretty the Garden of Eden may have been. Milkweed leaf wraps, animal skins and other creative natural resources were the standard, a far cry from today’s disposable diapers. The Egyptians, the Aztecs, the Romans, and many others, who left documentation of their day to day activities, mention their use. Diaper needs cover all segments of the population, from princesses to beggars. The diaper was one of the very first items that distinguished man from animals.

In some Native American tribes, mothers packed grass under a diaper cover made of rabbit skin, as it was done by the Incas in South America. In warmer tropical climates, babies were mostly naked and mothers tried to anticipate baby’s bowel movements to avoid any mess near the house. In the American West of the pioneering days, wet diapers were seldom washed – most of the times they just hung by the fireplace to dry and were then used again. As you can imagine, skin rash was a serious problem those days. Mankind learned the ways to reduce the diaper rash only after there was a better understanding of bacteria, viruses, fungi, and able to understand how to kill them, or at least how to control them. So the first babies’ diapers were made from diaper fabric, meaning fabric with a repetitive pattern. The first mass made cloth diapers were introduced by Maria Allen in 1887 in the United States.

In 1946, in the United States, a Westport housewife named Marion Donovan invented the “Boater”, a waterproof covering for cloth diapers. Her first model of the disposable diapers was made of shower curtain plastic into which a conventional cloth diaper was inserted. In the 1950’s disposable diapers were a “luxury” item then, used only for those special occasions like vacation trips, visits to the parents or the doctor. From the 60′s onwards, disposable diapers evolved quickly as the industry learned the requirements of mothers. Tissue, was replaced with pulp a decade after the first disposable sanitary napkins arrived in the markets. Using cellulose fibers instead of paper improved the performance of the diapers at least how to control them. So, the first babies’ diapers were made from diaper fabric, meaning fabric with a repetitive pattern. The first mass made cloth diapers were introduced by Maria Allen in 1887 in the United States.

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In 1946, in the United States, a Westport housewife named Marion Donovan invented the “Boater”, a waterproof covering for cloth diapers. Her first model of the disposable diapers was made of shower curtain plastic into which a conventional cloth diaper was inserted. In the 1950’s disposable diapers were a “luxury” item then, used only for those special occasions like vacation trips, visits to the parents or the doctor. From the 60′s onwards, disposable diapers evolved quickly as the industry learned the requirements of mothers. Tissue was replaced with pulp a decade after the first disposable sanitary napkins arrived in the markets. Using cellulose fibers instead of paper improved the performance of the diapers.

Since the 1970s, disposable baby diapers technology has continued to evolve and by the 1980’s disposable baby diapers consisting of Super Absorbent (SAP), mechanical tapes in the form of Velcro and other types of hook and hoop fasteners were introduced and the disposable baby diapers have performed well to the present day.

Sizes

Disposable diapers range in size from Newborn to Size 6, which accommodates an over 35 lbs child. The normal size weight ranges are: -Up to ten pounds: newborn, 8 to 15 pounds: Size 1-2, 16 to 28 pounds: Size 3, 22 to 37 pounds: Size 4, 27 plus pounds: Size 5, Over 35 pounds: Size 6.

MANAGEMENT

Officers and Directors

Our sole director, Taiwo Aimasiko, will serve until her successor is elected and qualified. Our sole officer, Taiwo Aimasiko, is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name	Age	Position(s)
Taiwo Aimasiko 625 Silver Oak Drive Dallas, GA 30132	48	President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors

Ms. Aimasiko has held her offices/positions since inception of our Company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Biographical Information and Background of officers and directors

Set forth below is a brief description of the background and business experience of our sole executive officer and director, Taiwo Aimasiko, for the past five years.

Ms. Aimasiko has acted as our sole Officer and Director since our incorporation on November 28, 2012. She graduated with a Bachelor of Accounting from University of Phoenix. After graduation in May 2009 until present time, Ms. Aimasiko has been working at Kemira Chemicals, a large holding company whose business is involved in many industries such as the wholesale and retail trade, production of goods, oil and gas, development and

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construction. Ms. Aimasiko has been employed by Kemira Chemicals as an accounting officer. In her current position as staff accountant, her responsibilities includes; analyze and reconcile GRIR (Goods receipt and Invoice receipt); perform month-end close activities, including journal entries, accruals, deferrals, expense allocations, accounting for employee benefits and prepaid insurance policies; prepare and analyze balance sheet account reconciliations and general ledger account analysis; reconcile intercompany AP and AR; assist Accounting Manager in the preparation of required schedules and supplemental information for external and internal audit and taxes.

Ms. Aimasiko currently devote approximately 40% of her business time to planning and organizing activities for our Company. During the past ten years, Ms. Aimasiko has not been the subject to any of the following events:

1. Any personal bankruptcy, or any bankruptcy petition filed by or against any business of which Ms. Aimasiko was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Aimasiko involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.

Conflict of Interest

The only conflict that we foresee is that our sole officer and director, Taiwo Aimasiko, will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

As set forth in the following table no compensation of any kind has been paid by us for the last three fiscal years ending May 31, 2014 to Taiwo Aimasiko, our sole officer and director.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compen- sation (US$)	Total (US$)
Taiwo Aimasiko President	2020 2021 2022	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

We have no employment agreement with Taiwo Aimasiko who will serve without compensation for the foreseeable future. We do not contemplate entering into any employment agreement with her until such time as we have profitable operations.

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As discussed herein, no compensation has been awarded to, earned by, or paid to our named executive officer, Ms. Aimasiko since inception of our Company. We have no stock option plans, retirement, pension, or profit-sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

Our sole director, Taiwo Aimasiko, is not compensated for her services as a director. The Board has not implemented a plan to award options to any director. There are no contractual arrangements with Taiwo Aimasiko.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There have been no transactions and there is no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of Common Stock beneficially owned as of July 30, 2021, by (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person.

Shareholder	Class of Stock	No. of Shares	% of Class	Voting Rights	% of Voting Rights (1)	% of Voting Rights Post Offering (2)
Taiwo Aimasiko	Common Preferred A Preferred B Preferred C	696,001,002 0 23,760,000 60,000,000	93.37% 0% 49.6% 100%	696,001,002 0 237,600,000 30,000,000,000	0% 0% 2% 97%	0% 0% 2% 94%
All Officers and Directors					99%	96%

(1)	Based on a total of 74,407,205 shares of Common Stock outstanding as of October 31, 2022.

(2)	Assumes all shares offered are sold.

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

Our Articles of Incorporation authorized the issuance of up to 2,600,000,000 shares of common stock, par value $0.0001 of which 745,407,205 are issued and outstanding and up to 200,000,000 shares of preferred stock, par value $0.0001, to be designated at the discretion of the Board of Directors. Currently, there are 25,000,000 shares of Series A Preferred Stock issued and outstanding, 47,880,081 of Series B issued and outstanding and 60,000,000 shares of Series C Preferred Stock issued. No other preferred shares are designated or issued at this time.

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Common Stock

Voting

Each holder of our Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast. Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock. Any decision to pay dividends on our Common Stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Designation	Authorized Shares	Shares Issued	Ownership	Voting
Series A Convertible Stock(1)	40,000,000	25,000,000	Prince Odigie 20,000,000 shares Gilbert Matembe 5,000,000 shares	1 vote per share
Series B Convertible Stock(2)	100,000,000	47,880,081	Taiwo Aimasiko 23,760,000 shares Ayobola Gbadero 24,070,081 shares GPL Ventures LLC 50,000 shares	10 votes per share
Series C Convertible Stock(3)	60,000,000	60,000,000	Taiwo Aimasiko 60,000,000 shares	500 votes per share

(1)	Each share converts into thirty shares of Common Stock.
(2)	Each share converts into twenty-five shares of Common Stock.
(3)	Each share converts into twenty-five shares of Common Stock.

The Company has authorized two hundred million (200,000,000) shares of Preferred Stock consisting of thirty-nine million eight hundred ninety-nine thousand nine hundred nineteen (67,119,919) undesignated shares of Preferred Stock, $.0001 par value per share. There are designated twenty-five million 25,000,000 shares of Series A Convertible Preferred Stock, $.0001 par value per share; forty-seven million eight hundred eighty thousand eighty-one (47,880,081) shares of Series B Convertible Preferred Stock, $.0001 par value per share; sixty million (60,000,000) shares of Series C Convertible Preferred Stock, $.0001 par value per share, the designations, preferences, limitations and relative rights of the shares of each such class are as follows:

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Series “A” Convertible Preferred Stock

There are 25,000,000 Series A shares outstanding.

The designation, preferences, limitations and relative rights of the Series “A” Convertible Preferred Stock are as follows:

This series of Preferred Stock shall be designated as “Series ‘A’ Convertible Preferred Stock” and the number of shares of such series shall be 40,000,000 shares.

Dividends

Dividend Rights. In the event that the Board of Director of the Corporation declares a dividend on the

Common Stock, the holders of Series A Convertible Preferred Stock will be entitled to receive an equivalent dividend as if the Series A Convertible Preferred Stock had been converted into Common Stock prior to the declaration of such dividend.

Preference on Liquidation

The shares of Series A Convertible Preferred Stock have no liquidation rights. In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, the holders of the Series A Convertible Preferred Stock shall not be entitled to receive any of the assets of the Company.

Voting Rights

The Series “A” Convertible Preferred Shares shall have voting rights and shall be entitled to notice of shareholders meetings or to vote upon the election of directors or upon any other matter at any special meeting of shareholders.

Conversion of Series “A” Convertible Preferred Stock Into Common Stock

The holder of record of any share or shares of Series “A” Convertible Preferred Stock shall have the right, at his option to convert each share of Series A Convertible Preferred Stock in to thirty (30) shares of Common Stock of the Corporation at any time, and from time to time, beginning on the first day following the six month anniversary of the issuance.

Any holder of a share or shares of Series “A” Convertible Preferred Stock desiring to convert such Series “A” Convertible Preferred Stock into Common Stock shall surrender the certificate or certificates representing the share or shares of Series “A” Convertible Preferred Stock so to be converted, duly endorsed to the Company, or in blank, at the principal office of the Company, and shall give written notice to the Company at said office that he elects to convert the same, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

Conversion of Series “A” Convertible Preferred Stock shall be subject to the following additional terms and provisions:

As promptly as practicable after the surrender for conversion of any Series “A” Convertible Preferred Stock, the Company shall deliver or cause to be delivered to the holder of such Series “A” Convertible Preferred Stock at the holder’s address as indicated on the Company’s stock ledger (or such other place as may be designated by the holder), to or upon the written order of the holder of such Series “A” Convertible Preferred Stock, certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Shares of the Series “A” Convertible Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series “A” Convertible Preferred Stock for conversion, as provided above, and the rights of the holders of such Series “A” Convertible Preferred Stock shall cease at such time, and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

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Series “B” Convertible Preferred Stock

There are 100,000,000 Series B shares outstanding.

The designation, preferences, limitations and relative rights of the Series “A” Convertible Preferred Stock are as follows:

This series of Preferred Stock shall be designated as “Series ‘B’ Convertible Preferred Stock” and the number of shares of such series shall be 100,000,000 shares.

Dividends

Dividend Rights. In the event that the Board of Director of the Corporation declares a dividend on the Common Stock, the holders of Series B Convertible Preferred Stock will be entitled to receive an equivalent dividend as if the Series B Convertible Preferred Stock had been converted into Common Stock prior to the declaration of such dividend.

Preference on Liquidation

The shares of Series B Convertible Preferred Stock have no liquidation rights.

Voting Rights

The Series B Convertible Preferred Shares shall have 10 votes on all matters brought before a meeting of shareholders, and the Series B Stock will vote alongside the Common Stock and not as a separate class.

Conversion of Series “B” Convertible Preferred Stock Into Common Stock

The holder of record of any share or shares of Series “B” Convertible Preferred Stock shall have the right, at his option to convert each share of Series B Convertible Preferred Stock in to twenty-five (25) shares of Common Stock of the Corporation at any time, and from time to time, beginning on the first day following the 180 days anniversary of issuance.

Series “C” Convertible Preferred Stock

There are 60,000,000 Series C shares outstanding.

The designation, preferences, limitations and relative rights of the Series “C” Convertible Preferred Stock are as follows:

This series of Preferred Stock shall be designated as “Series ‘C’ Convertible Preferred Stock” and the number of shares of such series shall be 60,000,000 shares.

Dividends

Dividend Rights. In the event that the Board of Director of the Corporation declares a dividend on the Common Stock, the holders of Series C Convertible Preferred Stock will be entitled to receive an equivalent dividend as if the Series C Convertible Preferred Stock had been converted into Common Stock prior to the declaration of such dividend.

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Preference on Liquidation

The shares of Series C Convertible Preferred Stock have no liquidation rights.

Voting Rights

The Series C Convertible Preferred Shares shall have 500 votes on all matters brought before a meeting of shareholders, and the Series B Stock will vote alongside the Common Stock and not as a separate class. The Series “C” Convertible Preferred Shares shall have voting rights and shall be entitled to notice of shareholders meetings or to vote upon the election of directors or upon any other matter at any special meeting of shareholders.

Conversion of Series “C” Convertible Preferred Stock Into Common Stock

The holder of record of any share or shares of Series “C” Convertible Preferred Stock shall have the right, at his option to convert each share of Series C Convertible Preferred Stock in to twenty-five (25) shares of Common Stock of the Corporation at any time, and from time to time, beginning on the first day following the 181 days anniversary of issuance.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Securities Transfer Corporation, 2901 N Dallas Parkway Suite 380 Plano, Texas 75093, telephone 469- 633-0101, www.stctransfer.com The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker- dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of Common Stock that may be sold in the future.

Upon the successful completion of this offering, we will have 1,045,234,289 outstanding shares of Common Stock if we complete the maximum offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

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Rule 144

Shares of our Common Stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of Common Stock then outstanding, which will equal about 10,452,343 shares if fully subscribed; or

•       the average weekly trading volume of the unrestricted Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our President and CEO, Taiwo Aimasiko.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to her friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering on a best-effort, self-underwritten basis a maximum of 1,000,000,000 shares of its Common Stock at a price of $0.005 per share.

There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Law Office of Carl A. Generes.

EXPERTS

None

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REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

PART III EXHIBITS

EXHIBIT INDEX

Date of File

2.1	Articles of Incorporation	11/28/2012
2.2	Bylaws	11/28/2012
2.3	Articles of Amendment (Designation of Series A Preferred)	6/19/2018
2.4	Articles of Amendment (Designation of Series B Preferred)	1/23/2017
2.5	Articles of Amendment (Designation of Series C Preferred)	1/8/2018
2.8	Amendment to Articles of Incorporation	6/24/2021
2.9	Amendment to Articles of Incorporation	7/29/2021
4.1	Form of Subscription Agreement
6.1	Customer Acquisition and Consulting Agreement	8/28/2018
6.2	Procurement Consulting Agreement	7/16/2018
6.3	Supply and Payment Agreement	3/1/2021
11.1	Consent of Law Office of Carl A. Generes (included in Exhibit 12.1)
12.1	Opinion of Law Office of Carl A. Generes Regarding Legality

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1- A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Georgia on this 6th day of December 2022.

By:	/s/ Taiwo Aimasiko
Taiwo Aimasiko, CEO and Director Principal Financial and Accounting Officer Principal Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

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CONSOLIDATED FINANCIAL STATEMENTS AND NOTES

F-1

BEMAX INC BALANCE SHEETS (Unaudited)
	August 31, 2022	May 31, 2022
ASSETS
Current Assets:
Cash	$3,559	$7,783
Prepaids	90,000	120,000
Inventory	105,331	105,331
Total Assets	$198,890	$233,114
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	182,045	182,045
Accrued interest	125,961	124,511
Accruals - related party	139,500	135,000
Convertible loans	445,744	445,744
Total current liabilities	893,250	887,300
Loan payable	24,000	24,000
Total Liabilities	917,250	911,300
STOCKHOLDERS' DEFICIT:
Preferred stock, $0.0001 par value, 15,000,000 shares authorized: no shares issued and outstanding	—	—
Preferred stock series A, $0.0001 par value, 45,000,000 shares authorized: 25,000,000 shares issued and outstanding	2,500	2,500
Preferred stock series B, $0.0001 par value, 100,000,000 shares authorized; 67,880,081 and 68,660,081 shares issued and outstanding, respectively	6,788	6,866
Preferred stock series C, $0.0001 par value, 40,000,000 shares authorized; 60,000,000 shares issued and outstanding	6,000	6,000
Common stock, $0.0001 par value, 2,600,000,000 shares authorized; 238,375,955 and 209,500,955 shares issued and outstanding, respectively	23,838	20,950
Additional paid-in capital	3,090,443	3,018,253
Accumulated deficit	(3,847,929)	(3,732,755)
Total Deficit	(718,360)	(678,186)
Total Liabilities and Stockholders' Deficit	$198,890	$233,114

The accompanying notes are an integral part of these unaudited financial statements.

F-2

BEMAX INC STATEMENTS OF OPERATIONS (Unaudited)
	For the Three Months Ended
	August 31,
	2022	2021
Revenue	$—	$22,940
Cost of goods sold	—	18,352
Gross margin	—	4,588
Operating Expenses:
Management fees	3,000	3,000
Officer Stock Compensation	—	40,000
General and administrative	110,724	51,685
Total Operating Expenses	113,724	94,685
Loss from operations	(113,724)	(90,097)
Other Expense:
Interest expense	(1,450)	—
Total other expense	(1,450)	—
Net loss	$(115,174)	$(90,097)
Loss per share, basic and diluted	$(0.00)	$(0.28)
Weighted average number of shares outstanding, basic and diluted	234,886,825	317,791
The accompanying notes are an integral part of these unaudited financial statements.

F-3

BEMAX INC

Statement of Stockholders’ Equity (Deficit)

For the Three Months Ended August 31, 2021 and 2022

(unaudited)

	Series A Preferred Stock		Series C Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid in	Stock	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Deficit
Balance at May 31, 2021	20,000,000	$2,000	40,000,000	$4,000	50,100,081	$5,010	234,289	$23	$2,609,624	$8,000	$(3,474,125)	$(845,468)
Stock issued for the conversion of debt – related party	—	—	20,000,000	2,000	—	—	—	—	19,911	—	—	21,911
Stock issued for services – related party	—	—	—	—	—	—	40,000,000	4,000	36,000	—	—	40,000
Stock issued for services	5,000,000	500	—	—	25,000,000	2,500	—	—	35,000	(8,000)	—	30,000
Conversion of preferred stock – related party	—	—	—	—	(200,000)	(20)	5,000,000	500	(480)	—	—	—
Conversion of preferred stock	—	—	—	—	(240,000)	(24)	6,000,000	600	(576)	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(90,097)	(90,097)
Balance at August 31,2021	25,000,000	$2,500	60,000,000	$6,000	74,660,081	$7,466	51,234,289	$5,123	$2,699,479	$—	$(3,564,222)	$(84,654)

	Series A Preferred Stock		Series C Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at May 31, 2022	25,000,000	$2,500	60,000,000	$6,000	68,660,081	$6,866	209,500,955	$20,950	$3,018,253	$(3,732,755)	$(678,186)
Conversion of preferred stock	—	—	—	—	(780,000)	(78)	19,500,000	1,950	(1,872)	—	—
Stock issued cash	—	—	—	—	—	—	9,375,000	938	74,062	—	75,000
Net loss	—	—	—	—	—	—	—	—	—	(115,174)	(115,174)
Balance at August 31, 2022	25,000,000	$2,500	60,000,000	$6,000	67,880,081	$6,788	238,375,955	$23,838	$3,090,443	$(3,847,929)	$(718,360)

The accompanying notes are an integral part of these unaudited financial statements.

F-4

BEMAX INC. STATEMENTS OF CASH FLOWS (unaudited)
	For the Three Months Ended
	August 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(115,174)	$(90,097)
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock based compensation	—	70,000
Changes in Operating Assets and Liabilities:
Prepaids	30,000	—
Inventory	—	18,352
Accrued interest	1,450	—
Accruals - related party	4,500	4,500
Net Cash (Used) Provided by Operating Activities	(79,224)	2,755
Cash Flows from Financing Activities:
Repayment of related party loan	—	(835)
Proceeds from the sale of common stock	75,000	—
Net Cash Provided by Financing Activities	75,000	(835)
Net change cash	(4,224)	1,920
Cash, beginning of period	7,783	268
Cash, end of period	$3,559	$2,188
Cash paid during period for:
Interest	$—	$—
Income Taxes	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

:

F-5

BEMAX INC.

NOTES TO THE FINANCIAL STATEMENTS AUGUST 31, 2022

(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

BEMAX INC. (“The Company”) was incorporated in the State of Nevada on November 28, 2012 to engage in the business of exporting disposable baby diapers manufactured in the United States and then distributing them throughout Europe and South Africa.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s Year End is May 31.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company has no cash equivalents.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Recent Accounting Pronouncements

The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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NOTE 3 - GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has had minimal revenue and has an accumulated a deficit as of August 31, 2022. The Company requires capital for its contemplated operational and marketing activities. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future, loans from officers/directors and/or private placement of common stock. Obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 - RELATED PARTY TRANSACTIONS

The President of the Company provides management fees and office premises to the Company for a fee of $1,500 per month, the right to which the President has agreed to assign to the Company until such a time as the Company closes on an Equity or Debt financing of not less than $750,000. The assigned rights are valued at $500 per month for rent and $1,000 for executive compensation. As of August 31, 2022 and May 31, 2022, there is $139,500 and $135,000 accrued for these fees, respectively.

On June 8, 2021, Mr. Aimasiko converted $21,912 into 20,000,000 shares of Series C preferred stock. On July 6, 2021, the Company issued 40,000,000 shares of common stock to Ms. Aimasiko for services.

On July 13, 2021, Ms. Aimasiko converted 240,000 shares of Series B preferred stock into 6,000,000 shares of common stock.

On October 28, 2021, Ms. Aimasiko converted 6,000,000 shares of Series B preferred stock into 150,000,000 shares of common stock.

NOTE 5 – LOAN PAYABLE

On January 20, 2021, the Company received a $24,000 loan from the Small Business Administration. Installment payments, including principal and interest, of $117 a month with begin in twelve months. The loan bears interest at 3.75% and matures in thirty years.

NOTE 6 - CONVERTIBLE LOANS

The company is party to several convertible promissory notes. Management has determined that the note holders have violated Section 15(a)(1) of the Securities Exchange Act of 1934, by acting as unregistered securities dealers by converting the convertible notes into Bemax stock and then selling such stock in the public market. All further request for conversions will be denied.

A summary of outstanding convertible notes as of August 31, 2022:

Note Holder	Issue Date	Maturity Date	Stated Interest Rate	Principal Balance 5/31/2021	Conversions	Principal Balance 8/31/2022
Crown Bridge Partners, LLC	3/20/2017	03/20/2018	8%	101,620	—	101,620
JSJ Investments, Inc.	3/27/2017	12/22/2017	8%	64,084	—	64,084
Auctus Fund,LLC	4/4/2017	12/30/2017	8%	101,040	—	101,040
GS Capital Partners, LLC	6/2/2017	6/2/2018	8%	82,800	—	82,800
JSJ Investments	8/3/2017	5/3/2018	8%	60,000	—	60,000
Einstein Investments	10/19/2017	7/19/2018	8%	36,200	—	36,200
Livingston Asset Management				—	—	—
Total				$445,744	$—	$445,744

NOTE 7 – COMMON STOCK

On May 17, 2021, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada to effect a reverse split

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of Company’s common stock at a ratio of 1-for-7,000 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each seven thousand (7,000) pre-split shares of common stock outstanding will automatically combine into one new share of common stock. All shares throughout these financial statements have been retroactively adjusted to reflect the reverse split.

On July 8, 2021, GPL Ventures converted 200,000 shares of Series B preferred stock into 5,000,000 shares of common stock. On September 1, 2021, the Company received its Notice of Qualification for its Form 1-A Offering for $10,000,000.

During the year ended May 31, 2022, the Company sold 8,266,666 shares of common stock for total cash proceeds of $334,000.

On June 3, 2022, a holder of Series B Preferred Stock converted 780,000 shares of Series B into 19,500,000 shares of common stock. On June 28, 2022, the Company sold 9,375,000 shares of common stock for total cash proceeds of $75,000.

Refer to Note 4 for shares issued to related parties.

NOTE 8 – PREFERRED STOCK

Series A Preferred Stock

On June 19, 2018, the Company amended and restated its Articles of Incorporation to designate 25,000,000 shares of Preferred Stock as Series A Preferred Stock. Each share of Series A preferred stock has voting rights of one vote per share, and will vote alongside the common stock, not as a separate class. Each share of preferred stock can be converted into six shares of common stock at any time after a 180 day anniversary. Holders are entitled to dividends, if declared, equivalent to if they had converted to common stock. The Series A preferred stock have no liquidation rights.

On August 24, 2022, the Company amended and restated its Articles of Incorporation to increase the Series A Preferred Stock to 45,000,000 shares. The voting right have been amended to a formula based on the number of common shares outstanding and held by the shareholder. Each share of preferred stock can be converted into twenty-five shares of common stock at any time after a one-year anniversary. Holders are entitled to dividends, if declared, equivalent to if they had converted to common stock. The Series A preferred stock have no liquidation rights.

Series B Preferred Stock

On January 23, 2017, the Board of Directors designated a series of preferred stock titled Series B Preferred Stock consisting of 100,000,000 shares with a $0.0001 par value. Each share of Series B preferred stock has voting rights of 10 votes per share, and will vote alongside the common stock, not as a separate class. Each share of preferred stock can be converted into 25 shares of common stock at any time after a one-year anniversary. Holders are entitled to dividends, if declared, equivalent to if they had converted to common stock. The Series B preferred stock have no liquidation rights.

On June 11, 2021, the Company issued 25,000,000 shares of Series B preferred stock to Ayobola Gbadero for services.

On July 8, 2021, GPL Ventures converted 200,000 shares of Series B preferred stock into 5,000,000 shares of common stock. On July 13, 2021, the Company issued 25,000,000 shares of Series B preferred stock to Ayobola Olufisayo Gbadero for services.

On July 13, 2021, Taiwo Aimasiko, CEO converted 240,000 shares of Series B preferred stock into 6,000,000 shares of common stock.

On July 13, 2021, the Company issued 50,000,000 shares of Series B preferred stock to Taiwo Aimasiko in exchange for the retirement of 150,000,000 shares of common stock.

On June 3, 2022, a holder of Series B Preferred Stock converted 780,000 shares of Series B into 19,500,000 shares of common stock. Refer to Note 4 for shares issued to related parties.

Series C Preferred Stock

On January 8, 2018, the Company amended and restated its Articles of Incorporation to designate 40,000,000 of the 100,000,000 shares of Preferred Stock as Series C Preferred Stock. Each share of Series C preferred stock has voting rights of 40 votes per share, and will

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vote alongside the common stock, not as a separate class. Each share of preferred stock can be converted into one share of common stock at any time after a one-year anniversary. Holders are entitled to dividends, if declared, equivalent to if they had converted to common stock. The Series C preferred stock have no liquidation rights.

On May 17, 2021, the Company amended and restated its Articles of Incorporation to designate 60,000,000 of the 200,000,000 shares of Preferred Stock as Series C Preferred Stock. Each share of Series C preferred stock has voting rights of 500 votes per share, and will vote alongside the common stock, not as a separate class. Each share of preferred stock can be converted into twenty-five shares of common stock at any time after a one-year anniversary. Holders are entitled to dividends, if declared, equivalent to if they had converted to common stock. The Series C preferred stock have no liquidation rights.

On June 11, 2021, the Company issued 20,000,000 shares of Series C preferred stock to Taiwo Aimasiko in exchange for loans made to the company.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, Subsequent Events¸ the Company analyzed its operations subsequent to August 31, 2022, through the date the unaudited financial statements were issued and has determined that there are no material subsequent events to disclose in these unaudited financial statements.

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-9

BEMAX INC BALANCE SHEETS (Unaudited)
	May 31, 2022	May 31, 2021
ASSETS
Current Assets:
Cash	$7,783	$268
Prepaids	120,000	—
Inventory	105,331	70,310
Total Assets	$233,114	$70,578
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	182,045	182,045
Accrued interest	124,511	124,511
Accruals - related party	135,000	117,000
Convertible loans	445,744	445,744
Loans - related party	—	22,746
Total current liabilities	887,300	892,046
Loan payable	24,000	24,000
Total Liabilities	911,300	916,046
STOCKHOLDERS' DEFICIT:
Preferred stock, $0.0001 par value, 35,000,000 shares authorized: no shares issued and outstanding	—	—
Preferred stock series A, $0.0001 par value, 25,000,000 shares authorized: 25,000,000 and 20,000,000 shares issued and outstanding, respectively	2,500	2,000
Preferred stock series B, $0.0001 par value, 100,000,000 shares authorized; 68,660,081 and 50,100,081 shares issued and outstanding, respectively	6,866	5,010
Preferred stock series C, $0.0001 par value, 40,000,000 shares authorized; 60,000,000 and 40,000,000 shares issued and outstanding, respectively	6,000	4,000
Common stock, $0.0001 par value, 2,600,000,000 shares authorized; 209,500,955 and 234,289 shares issued and outstanding, respectively	20,950	23
Common stock payable	—	8,000
Additional paid-in capital	3,018,253	2,609,624
Accumulated deficit	(3,732,755)	(3,474,125)
Total Deficit	(678,186)	(845,468)
Total Liabilities and Stockholders' Deficit	$233,114	$70,578

The accompanying notes are an integral part of these unaudited financial statements.

F-10

BEMAX INC STATEMENTS OF OPERATIONS (Unaudited)
	For the Years Ended May 31,
	2022	2021
Revenue	$29,320	$75,492
Cost of goods sold	23,979	67,890
Gross margin	5,341	7,602
Operating Expenses:
Management fees	12,000	12,000
Officer Stock Compensation	40,000	—
General and administrative	211,971	42,262
Total Operating Expenses	263,971	54,262
Loss from operations	(258,630)	(46,660)
Other Expense:
Interest expense	—	(35,665)
Total other expense	—	(35,665)
Net loss	$(258,630)	$(82,325)
Loss per share, basic and diluted	$(0.00)	$(0.00)
Weighted average number of shares outstanding, basic and diluted	138,600,225	234,289

The accompanying notes are an integral part of these unaudited financial statements.

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BEMAX INC STATEMENT OF STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED MAY 31, 2022 AND 2021 (unaudited)
	Series A Preferred Stock		Series C Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid in	Stock	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Deficit
Balance at May 31, 2020	—	$—	40,000,000	$4,000	50,100,081	$5,010	234,289	$23	$2,609,624	$8,000	$(3,391,800)	$(765,143)
Preferred stock issued	20,000,000	2,000	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(82,325)	(82,325)
Balance at May 31, 2021	20,000,000	2,000	40,000,000	4,000	50,100,081	5,010	234,289	23	2,609,624	8,000	(3,474,125)	(845,468)
Stock issued for services – related party	—	—	—	—	—	—	40,000,000	4,000	36,000	—	—	40,000
Stock issued for services	5,000,000	500	—	—	25,000,000	2,500	—	—	35,000	(8,000)	—	30,000
Conversion of preferred stock – related party	—	—	—	—	(200,000)	(20)	5,000,000	500	(480)	—	—	—
Conversion of preferred stock	—	—	—	—	(240,000)	(24)	6,000,000	600	(576)	—	—	—
Stock issued for cash	—	—	—	—	—	—	8,266,666	827	333,173	—	—	334,000
Conversion of preferred stock – related party	—	—	—	—	(6,000,000)	(600)	150,000,000	15,000	(14,400)	—	—	—
Stock issued for conversion of debt - related party	—	—	20,000,000	2,000	—	—	—	—	19,912	—	—	21,912
Net loss	—	—	—	—	—	—	—	—	—	—	(258,630)	(258,630)
Balance at May 31, 2022	25,000,000	$2,500	60,000,000	$6,000	68,660,081	$6,866	209,500,955	$20,950	$3,018,253	$—	$(3,732,755)	$(678,186)

The accompanying notes are an integral part of these unaudited financial statements.

F-12

BEMAX INC. STATEMENTS OF CASH FLOWS (unaudited)
	For the Years Ended May 31,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(258,630)	$(82,325)
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock based compensation	70,000	2,000
Changes in Operating Assets and Liabilities:
Prepaids	(120,000)	—
Inventory	(35,020)	(70,310)
Accounts payable	—	72,163
Accrued interest	—	35,650
Accruals - related party	18,000	18,000
Net Cash Used by Operating Activities	(325,650)	(24,822)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of related party loan	(835)	(500)
Proceeds from notes payable	—	24,000
Proceeds from the sale of common stock	334,000	—
Net Cash Provided by Financing Activities	333,165	23,500

NET CHANGE IN CASH	7,515	(1,322)
CASH AT BEGINNING OF YEAR	268	1,590
CASH AT END OF YEAR	$7,783	$268

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for:
Interest	$—	$—
Income Taxes	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

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BEMAX INC.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2022

(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

BEMAX INC. (“The Company”) was incorporated in the State of Nevada on November 28, 2012 to engage in the business of exporting disposable baby diapers manufactured in the United States and then distributing them throughout Europe and South Africa.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s Year End is May 31.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company has no cash equivalents.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Recent Accounting Pronouncements

The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has had minimal revenue and has an accumulated

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a deficit as of May 31, 2022. The Company requires capital for its contemplated operational and marketing activities. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future, loans from officers/directors and/or private placement of common stock. Obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 - RELATED PARTY TRANSACTIONS

The President of the Company provides management fees and office premises to the Company for a fee of $1,500 per month, the right to which the President has agreed to assign to the Company until such a time as the Company closes on an Equity or Debt financing of not less than $750,000. The assigned rights are valued at $500 per month for rent and $1,000 for executive compensation. As of May 31, 2022 and May 31, 2021, there is $135,000 and $117,000 accrued for these fees, respectively.

As of May 31, 2022 and May 31, 2021, there are loans from Taiwo Aimasiko, CEO of $0 and $23,246, respectively. These loans were made in order to assist in meeting general and administrative expenses. These advances are unsecured, due on demand and non-interest bearing. During the year ended May 31, 2022, Mr. Aimasiko converted $21,912 into 20,000,000 shares of Series C preferred stock.

On July 6, 2021, the Company issued 40,000,000 shares of common stock to Ms. Aimasiko for services.

On July 13, 2021, Ms. Aimasiko converted 240,000 shares of Series B preferred stock into 6,000,000 shares of common stock.

On October 28, 2021, Ms. Aimasiko converted 6,000,000 shares of Series B preferred stock into 150,000,000 shares of common stock.

NOTE 5 – LOAN PAYABLE

On January 20, 2021, the Company received a $24,000 loan from the Small Business Administration. Installment payments, including principal and interest, of $117 a month with begin in twelve months. The loan bears interest at 3.75% and matures in thirty years.

NOTE 6 - CONVERTIBLE LOANS

The company is party to several convertible promissory notes. Management has determined that the note holders have violated Section 15(a)(1) of the Securities Exchange Act of 1934, by acting as unregistered securities dealers by converting the convertible notes into Bemax stock and then selling such stock in the public market. All further request for conversions will be denied.

A summary of outstanding convertible notes as of May 31, 2022:

Note Holder	Issue Date	Maturity Date	Stated Interest Rate	Principal Balance 5/31/2020	Conversions	Principal Balance 5/31/2022
Crown Bridge Partners, LLC	3/20/2017	03/20/2018	8%	101,620	-	101,620
JSJ Investments, Inc.	3/27/2017	12/22/2017	8%	64,084	-	64,084
Auctus Fund,LLC	4/4/2017	12/30/2017	8%	101,040	-	101,040
GS Capital Partners, LLC	6/2/2017	6/2/2018	8%	82,800	-	82,800
JSJ Investments	8/3/2017	5/3/2018	8%	60,000	-	60,000
Einstein Investments	10/19/2017	7/19/2018	8%	36,200	-	36,200
Livingston Asset Management				-	-	-
Total				$ 445,744	$ -	$ 445,744

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NOTE 7 – COMMON STOCK

On May 17, 2021, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada to effect a reverse split of Company’s common stock at a ratio of 1-for-7,000 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each seven thousand (7,000) pre-split shares of common stock outstanding will automatically combine into one new share of common stock. All shares throughout these financial statements have been retroactively adjusted to reflect the reverse split.

On July 8, 2021, GPL Ventures converted 200,000 shares of Series B preferred stock into 5,000,000 shares of common stock. On September 1, 2021, the Company received its Notice of Qualification for its Form 1-A Offering for $10,000,000.

During the year ended May 31, 2022, the Company sold 8,266,666 shares of common stock for total cash proceeds of $334,000. Refer to Note 4 for shares issued to related parties.

NOTE 8 – PREFERRED STOCK

Series A Preferred Stock

On June 19, 2018, the Company amended and restated its Articles of Incorporation to designate 25,000,000 shares of Preferred Stock as Series A Preferred Stock. Each share of Series A preferred stock has voting rights of one vote per share, and will vote alongside the common stock, not as a separate class. Each share of preferred stock can be converted into six shares of common stock at any time after a 180 day anniversary. Holders are entitled to dividends, if declared, equivalent to if they had converted to common stock. The Series C preferred stock have no liquidation rights.

On March 1, 2021, the Company entered into a supply agreement with Prince Osarugue Odigie (“supplier”). Per the terms of the agreement the Company will make payments to the supplier of $200,000 with issuance of 20,000,000 shares of Series A preferred stock at $0.01 per share.

On June 11, 2021, the Company issued 5,000,000 shares of Series A preferred stock to Gilbert Matembe for services.

Series B Preferred Stock

On January 23, 2017, the Board of Directors designated a series of preferred stock titled Series B Preferred Stock consisting of 100,000,000 shares with a $0.0001 par value. Each share of Series B preferred stock has voting rights of 10 votes per share, and will vote alongside the common stock, not as a separate class. Each share of preferred stock can be converted into 25 shares of common stock at any time after a one-year anniversary. Holders are entitled to dividends, if declared, equivalent to if they had converted to common stock. The Series B preferred stock have no liquidation rights.

On October 24, 2017, the Company amended its Articles of Incorporation increasing the authorized issue of preferred stock from 50,000,000 to 100,000,000. The par value remains the same at $0.0001 per share.

On June 11, 2021, the Company issued 25,000,000 shares of Series B preferred stock to Ayobola Gbadero for services.

On July 8, 2021, GPL Ventures converted 200,000 shares of Series B preferred stock into 5,000,000 shares of common stock. On July 13, 2021, the Company issued 25,000,000 shares of Series B preferred stock to Ayobola Olufisayo Gbadero for services.

On July 13, 2021, Taiwo Aimasiko, CEO converted 240,000 shares of Series B preferred stock into 6,000,000 shares of common stock.

On July 13, 2021, the Company issued 50,000,000 shares of Series B preferred stock to Taiwo Aimasiko in exchange for the retirement of 150,000,000 shares of common stock.

Refer to Note 4 for shares issued to related parties.

F-16

Series C Preferred Stock

On January 8, 2018, the Company amended and restated its Articles of Incorporation to designate 40,000,000 of the 100,000,000 shares of Preferred Stock as Series C Preferred Stock. Each share of Series C preferred stock has voting rights of 40 votes per share, and will vote alongside the common stock, not as a separate class. Each share of preferred stock can be converted into one share of common stock at any time after a one-year anniversary. Holders are entitled to dividends, if declared, equivalent to if they had converted to common stock. The Series C preferred stock have no liquidation rights.

On February 8, 2018, in exchange to retire 40,000,000 of common stock, the Company issued 40,000,000 shares of Series C preferred stock to Taiwo Aimasiko.

On May 17, 2021, the Company amended and restated its Articles of Incorporation to designate 60,000,000 of the 200,000,000 shares of Preferred Stock as Series C Preferred Stock. Each share of Series C preferred stock has voting rights of 500 votes per share, and will vote alongside the common stock, not as a separate class. Each share of preferred stock can be converted into twenty-five shares of common stock at any time after a one-year anniversary. Holders are entitled to dividends, if declared, equivalent to if they had converted to common stock. The Series C preferred stock have no liquidation rights.

On June 11, 2021, the Company issued 20,000,000 shares of Series C preferred stock to Taiwo Aimasiko in exchange for loan made to the company.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, Subsequent Events¸ the Company analyzed its operations subsequent to May 31, 2022, through the date the unaudited financial statements were issued and has determined that there are no material subsequent events to disclose in these unaudited financial statements.